Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V95973-P53163 *Please check the meeting materials for any special requirements for meeting attendance. ENERGY FOCUS, INC. C/O BROADRIDGE CORPORATE ISSUER P.O. BOX 1342 BRENTWOOD, NY 11717 ENERGY FOCUS, INC. 2026 Annual Meeting Vote by June 11, 2026 11:59 PM ET You invested in ENERGY FOCUS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 12, 2026. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to May 29, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* June 12, 2026 9:00 AM, Eastern Time Virtually at: www.virtualshareholdermeeting.com/EFOI2026

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V95974-P53163 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. For Nominees: 01) Kin-Fu Chen 02) Jay (Chiao-Chieh) Huang 03) Wen-Jeng Chang 04) Shou-Jang Lee 05) Chao-Jen Huang 06) Wen-Cheng Chen 07) Sophia Ann Shee 2. To ratify the appointment of GBQ Partners LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2026. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.